Exhibit 10.24

JACK COOPER HOLDINGS CORP.

INDEMNIFICATION AGREEMENT

This Indemnification Agreement (this “Agreement”) is made as of August 31, 2014 to be retroactively effective as of August 1, 2011, by and between Jack Cooper Holdings Corp., a Delaware corporation (the “Company”), and the person whose name, address and position at the Company and/or any of the direct or indirect subsidiaries of the Company appear on the signature page hereto (“Indemnitee”).

RECITALS

A.                                    The Company desires to attract and retain the services of highly qualified individuals, such as Indemnitee, to serve as officers and directors of the Company.

B.                                    The Company is aware that, in order to induce highly competent persons to serve the Company as directors or officers or in other capacities, the Company must provide such persons with adequate protection through indemnification against risks of claims and actions against them arising out of their service to and activities on behalf of the Company.

C.                                    The Company’s Certificate of Incorporation (the “Certificate”) and the Company’s Bylaws (the “Bylaws”), each as amended and in effect on the date hereof, permit the Company to indemnify its officers and directors to the maximum extent permitted under the Delaware General Corporation Law (“DGCL”).

D.                                    The Board of Directors of the Company has determined that it is in the best interests of the Company’s stockholders that the Company act to assure such persons that there will be increased certainty of such protection in the future.

E.                                    It is reasonable, prudent and necessary for the Company contractually to obligate itself to indemnify such persons to the fullest extent permitted by applicable law so that they will continue to serve the Company free from undue concern that they will not be so indemnified.

AGREEMENT

NOW, THEREFORE, for and in consideration of the recitals (which are incorporated and made part of this Agreement), the sum of $10.00, in hand paid to the Company, the receipt, adequacy, and sufficiency of which is hereby expressly acknowledged by the Company, Indemnitee’s prior and future services as an officer and/or director of the Company, the mutual covenants and agreements set forth herein, and for other good and valuable consideration, the receipt, adequacy, and sufficiency of which are hereby expressly acknowledged by the parties hereto, the Company and Indemnitee hereby covenant and agree as follows:

1.                                      Service by the Indemnitee.

The Indemnitee agrees to serve and/or continue to serve as a director and/or officer of the Company and/or another Enterprise (as defined in Section 11), as applicable, faithfully and will discharge his or her duties and responsibilities to the best of his or her ability so long as the

Indemnitee is duly elected or qualified in accordance with the provisions of the Certificate, the Bylaws, other similar organizational document of another Enterprise, as applicable, the DGCL and any other applicable law in effect on the date of this Agreement and from time to time, or until his or earlier death, resignation, or removal.  The Indemnitee may, at any time and for any reason, resign from such position (subject to any other contractual obligation or other obligation imposed by operation by law), in which event the Company shall have no obligation under this Agreement to continue the employment or directorship of the Indemnitee and Indemnitee shall have no further obligation to serve.  Nothing in this Agreement shall confer upon the Indemnitee the right to continue in the employ of the Company or another Enterprise or as an officer or director of the Company or another Enterprise or affect the right of the Company or another Enterprise to terminate the Indemnitee’s employment at any time in the sole discretion of the Company or applicable Enterprise, with or without cause, subject to any contract rights of the Indemnitee created or existing otherwise than under this Agreement.

2.                                      Indemnification.

(a)                                 Third Party Proceedings.  The Company shall indemnify Indemnitee if Indemnitee is or was a party to or a participant in (as a witness or otherwise) or is threatened to be made a party to or a participant in (as a witness or otherwise) any Proceeding (other than a Proceeding by or in the right of the Company, as provided in Section 2(b), below), against any and all Expenses, judgments, liabilities, damages, costs, fines, penalties, and amounts paid in settlement (including, without limitation, all interest, assessments, and other charges paid or payable in connection with or in respect of any of the foregoing) (collectively, “Losses”) actually and reasonably incurred by Indemnitee in connection with such Proceeding or any claim, issue, or matter therein, if Indemnitee acted in good faith and in a manner Indemnitee reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal action or proceeding, had no reasonable cause to believe Indemnitee’s conduct was unlawful.  The termination of any Proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that Indemnitee did not act in good faith and in a manner which Indemnitee reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal action or proceeding, had reasonable cause to believe that Indemnitee’s conduct was unlawful.

(b)                                 Action or Suit By or in the Right of the Company.  The Company shall indemnify Indemnitee if Indemnitee is or was a party to or a participant in (as a witness or otherwise) or is threatened to be made a party to or a participant in (as a witness or otherwise) any Proceeding by or in the right of the Company or any subsidiary of the Company to procure a judgment in its favor against Expenses actually and reasonably incurred by Indemnitee in connection with such Proceeding or any claim, issue, or matter therein, if Indemnitee acted in good faith and in a manner Indemnitee reasonably believed to be in or not opposed to the best interests of the Company, except that no indemnification shall be made in respect of any claim, issue, or matter as to which Indemnitee shall have been adjudged to be liable to the Company unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, Indemnitee is fairly and reasonably entitled to indemnity for such Expenses which the Court of Chancery or such other court shall deem proper.

(c)                                  Mandatory Payment of Expenses.  To the extent that Indemnitee has been successful on the merits or otherwise (including, without limitation, a dismissal without prejudice) in defense of any Proceeding referred to in Subsections (a) and (b) of this Section 2 or in defense of any claim, issue, or matter therein, Indemnitee shall be indemnified against Expenses actually and reasonably incurred by Indemnitee in connection therewith.

(d)                                 Advancement of Expenses.  To obtain advancement of Expenses under this Agreement, Indemnitee shall submit to the Company a written request therefor, together with such invoices or other supporting information as may be reasonably requested by the Company and reasonably available to Indemnitee. The Company shall pay all Expenses incurred by Indemnitee in defending any Proceeding or any claim, issue, or matter therein (but not amounts actually paid in settlement of any such Proceeding) in advance of the final disposition of such Proceeding.  Indemnitee hereby undertakes to repay such amounts advanced if, and to the extent that, it shall ultimately be determined that Indemnitee is not entitled to be indemnified by the Company; provided, however, that Indemnitee shall not be required to reimburse the Company for any advance of Expenses until a final judicial determination is made with respect thereto (as to which all rights of appeal therefrom have been exhausted or lapsed).  The Company may require that Indemnitee furnish an additional written statement(s) prior to each advancement of Expenses stating that Indemnitee undertakes to repay such amounts advanced if, and to the extent that, it shall ultimately be determined that Indemnitee is not entitled to be indemnified by the Company.  Any advances and undertakings to repay pursuant to this Section 2(d) shall be unsecured and interest free. The Company shall make advance payment of Expenses to Indemnitee, without regard to Indemnitee’s ability to repay the Expenses.

(e)                                  Right to Indemnification.  It is the intent of this Agreement to secure for Indemnitee rights of indemnity that are as favorable as may be permitted under the law and public policy of the State of Delaware.  Accordingly, the parties agree that Indemnitee shall be deemed to have acted in good faith if Indemnitee’s action is based on the records or books of account of the Company, including financial statements, or on information supplied to Indemnitee by the officers of the Company, or based on the advice of legal counsel for the Company, or is based on information or records given or reports made to the Company by an independent certified public accountant or by an appraiser or other expert selected with reasonable care by the Company.  In addition, the knowledge and/or actions, or failure to act, of any director, officer, employee, agent or fiduciary of the Company shall not be imputed to Indemnitee for purposes of determining the right to indemnification under this Agreement.  Whether or not the foregoing provisions of this Section 2(e) are satisfied, it shall in any event be presumed that Indemnitee has at all times acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Company.  Anyone seeking to overcome this presumption shall have the burden of proof and the burden of persuasion by clear and convincing evidence.

3.                                      Procedure.

(a)                                 Notice/Cooperation by Indemnitee.  To obtain indemnification under this Agreement, Indemnitee shall submit a written request to the Company for indemnification hereunder.  The time at which Indemnitee submits a written request for indemnification shall be determined by the Indemnitee in the Indemnitee’s sole discretion.  Notice to the Company shall be given as provided in Section 12 below.  In addition, Indemnitee shall give the Company such information and cooperation as the Company may reasonably require and as shall be within Indemnitee’s power. Once Indemnitee submits such a written request for indemnification (and only at such time that Indemnitee submits such a written request for indemnification), a determination of Indemnitee’s entitlement to indemnification shall be made as provided in this Section 3.

(b)                                 Authorization and Reviewing Party.

(i)                                     Authorization.  Any indemnification under this Agreement (unless ordered by a court) shall be made by the Company only as authorized in the specific case upon a determination that indemnification of Indemnitee is proper in the circumstances because Indemnitee has met the applicable standard of conduct; provided, however, that no determination regarding entitlement to indemnification is required to be made in connection with the mandatory payment of Expenses under Section 2(c).

(ii)                                  Reviewing Party.  The determination referenced in Section 3(b)(i) above shall be made, as selected by the Board of Directors, by either: (1) a majority vote of the directors who are not parties to such action, suit, or proceeding, even though less than a quorum; or (2) a committee of such directors designated by majority vote of such directors, even though less than a quorum; or (3) if all of the directors are parties to such action, suit, or proceeding, or if so requested by Indemnitee, an Independent Counsel (as defined in Section 11 below) in a written opinion addressed to the Board of Directors and Indemnitee; or (4) the vote of the stockholders owning at least a majority of the Company’s outstanding Voting Securities (as defined in Section 11 below).

(iii)                               Reviewing Party following Change of Control.  Notwithstanding Section 3(b)(ii) above, upon and following a Change of Control (as defined in Section 11 below) (other than a Change of Control which has been approved by a majority of the Company’s Board of Directors who were directors immediately prior to such Change of Control) the rights of Indemnitee to indemnification under this Agreement shall be determined by an Independent Counsel.

(iv)                              Any Independent Counsel, among other things, shall render its written opinion to the Company’s Board of Directors and Indemnitee as to whether and to what extent Indemnitee would be permitted to be indemnified under applicable law and the Company agrees to abide by such opinion.  The Company agrees to pay the reasonable fees of the Independent Counsel referred to above and to fully indemnify such counsel against any and all expenses (including attorneys’ fees), claims, liabilities, and damages arising out of or relating to this Agreement or its engagement pursuant hereto.  Notwithstanding any other provision of this Agreement, the Company shall not be required to pay the fees and expenses of more than one Independent Counsel in connection with all matters concerning a single Indemnitee, and such Independent Counsel shall be the Independent Counsel for any or all other Indemnitees, if any, unless (i) the employment of separate counsel by one or more Indemnitees has been previously authorized by the Company in writing, or (ii) an Indemnitee shall have provided to the Company a written statement that such Indemnitee has reasonably concluded that there may be a conflict of interest between such Indemnitee and the other Indemnitees with respect to the matters arising under this Agreement.

(c)                                  Timing.  Any determination pursuant to Section 3(b) above shall be made no later than thirty (30) days after receipt by the Company of the written request from Indemnitee requesting such indemnification pursuant to this Agreement. If a determination is made that Indemnitee is entitled to indemnification, payment to Indemnitee shall be made within ten (10) days after such determination.

(d)                                 Presumption of Entitlement and Effect of Certain Proceedings.

(i)                                     In making a determination with respect to entitlement to indemnification hereunder, the person or persons or entity making such determination shall presume that Indemnitee is entitled to indemnification under this Agreement.  Anyone seeking to overcome this presumption shall have the burden of proof and the burden of persuasion by clear and convincing evidence.  In the event that any legal proceedings are instituted by Indemnitee under this Agreement to secure a determination that Indemnitee should be indemnified under this Agreement, it is the parties’ intention that the question of Indemnitee’s right to indemnification shall be for the courts to decide, and neither the failure of the Company (including its Board of Directors, or any committee or subgroup of the Board of Directors, the Independent Counsel, or the Company’s stockholders) to have made a determination pursuant to Section 3(b) above that indemnification of Indemnitee is proper under the circumstances because Indemnitee has met the applicable standard of conduct required by applicable law, nor an actual determination pursuant to Section 3(b) above that Indemnitee has not met such applicable standard of conduct, shall create a presumption that Indemnitee has or has not met the applicable standard of conduct.

(ii)                                  If the Board of Directors or Independent Counsel (as the case may be) shall have failed to make a determination as to entitlement to indemnification under this Section 3 within thirty (30) days after receipt by the Company of such request, the requisite determination of entitlement to indemnification shall be deemed to have been made and the Indemnitee shall be absolutely entitled to such indemnification, absent actual fraud in the request for indemnification or a prohibition of indemnification under applicable law; provided, however, that such thirty (30) day period may be extended (or any claim, issue, or matter therein) for a reasonable time, not to exceed an additional fifteen (15) days, if the person, persons, or entity making the determination in good faith requires such additional time for obtaining or evaluating documentation and/or information relating thereto.

(e)                                  Expenses. Any Expenses incurred by the Indemnitee in connection with the Indemnitee’s request for indemnification hereunder shall be borne by the Company.  The Company hereby indemnifies and agrees to hold the Indemnitee harmless for any Expenses incurred by Indemnitee under the immediately preceding sentence irrespective of the outcome of the determination of the Indemnitee’s entitlement to indemnification

(f)                                   Notice to Insurers.  If, at the time of the receipt of a request for indemnification pursuant to Section 3(a) hereof, the Company has director and officer liability insurance in effect, the Company shall give prompt notice of any Proceeding giving rise to the request for indemnification to its insurers in accordance with the procedures set forth in the respective policies.  The Company shall thereafter make all reasonable efforts to cause such insurers to pay, on behalf of Indemnitee, all amounts payable as a result of such Proceeding in accordance with the terms of such policies.

4.                                      Additional Indemnification Rights; Nonexclusivity.

(a)                                 Scope.  The Company hereby agrees to hold harmless and indemnify Indemnitee to the fullest extent permitted by law, notwithstanding that such indemnification is not specifically authorized by the other provisions of this Agreement, the Certificate, the Bylaws, or by statute.  In addition to, and without regard to any limitations on, the indemnification provided for in Section 2 of this Agreement, the Company shall and hereby does indemnify and hold harmless Indemnitee against all Losses actually and reasonably incurred by him or her or on his or her behalf if, by reason of the fact that Indemnitee is or was a director, officer, employee, agent, or fiduciary of the Company, or any other Enterprise, he or she is, or is threatened to be made, a party to or participant in any Proceeding (including any Proceeding by or in the right of the Company), including, without limitation, all liability arising out of the negligence or active or passive wrongdoing of Indemnitee.  The only limitation that shall exist upon the Company’s obligations pursuant to this Agreement shall be that the Company shall not be obligated to make any payment to Indemnitee that is finally determined (under the procedures, and subject to the presumptions, set forth in Section 3 hereof) to be unlawful.

(b)                                 Changes in Laws, Statutes or Rules.  In the event of any change, after the date of this Agreement, in any applicable law, statute, or rule which expands the right of a Delaware corporation to indemnify a member of its board of directors or an officer, such changes shall be, ipso facto, within the purview of Indemnitee’s rights and Company’s obligations, under this Agreement.  In the event of any change in any applicable law, statute, or rule which narrows the right of a Delaware corporation to indemnify a member of its board of directors or an officer, such changes, to the extent not otherwise required by such law, statute, or rule to be applied to this Agreement, shall have no effect on this Agreement or the parties’ rights and obligations hereunder.

(c)                                  Nonexclusivity. The indemnification and advancement of Expenses provided by this Agreement shall not be deemed exclusive of any other rights to which Indemnitee may be entitled under the Certificate, the Bylaws, any agreement, any vote of stockholders or disinterested directors, the DGCL, or otherwise, both as to action in Indemnitee’s official capacity and as to such action in another capacity while holding such office.  The indemnification and advancement of Expenses provided under this Agreement shall continue as to Indemnitee for any action taken or not taken while serving in an indemnified capacity even though Indemnitee may have ceased to serve in such capacity at the time of any Proceeding.

5.                                      Partial Indemnification; Contribution.

(a)                                 If Indemnitee is entitled under any provision of this Agreement to indemnification by the Company for some or a portion of the Losses actually or reasonably incurred by Indemnitee in the investigation, defense, appeal, or settlement of any Proceeding, but not, however, for the total amount thereof, the Company shall nevertheless indemnify Indemnitee for the portion of such Losses to which Indemnitee is entitled.  Whether or not the indemnification provided in Sections 2 and 4 hereof is available, in respect of any threatened, pending, or completed Proceeding in which the Company is jointly liable with Indemnitee (or would be if joined in such Proceeding), the Company shall pay, in the first instance, the entire amount of any judgment or settlement of such Proceeding without requiring Indemnitee to contribute to such payment and the Company hereby waives and relinquishes any right of contribution it may have against Indemnitee.  The Company shall not enter into any settlement of any Proceeding in which the Company is jointly liable with Indemnitee (or would be if joined in such Proceeding) unless such settlement provides for a full and final release of all claims asserted against Indemnitee.  The Company hereby agrees to fully indemnify and hold Indemnitee harmless from any claims of contribution which may be brought by officers, directors, employees, agents, or fiduciaries of the Company, or any subsidiary of the Company, other than Indemnitee, who may be jointly liable with Indemnitee.

(b)                                 Without diminishing or impairing the obligations of the Company set forth in the preceding Subsection 5(a), if, for any reason, Indemnitee shall elect or be required to pay all or any portion of any judgment or settlement in any Proceeding in which the Company is jointly liable with Indemnitee (or would be if joined in such Proceeding), the Company shall contribute to the amount of Losses actually incurred and paid or payable by Indemnitee in proportion to the relative benefits received by the Company and all officers, directors, or employees of the Company other than Indemnitee who are jointly liable with Indemnitee (or would be if joined in such Proceeding), on the one hand, and Indemnitee, on the other hand, from the transaction from which such Proceeding arose; provided, however, that the proportion determined on the basis of relative benefit may, to the extent necessary to conform to law, be further adjusted by reference to the relative fault of the Company and all officers, directors, or employees of the Company other than Indemnitee who are jointly liable with Indemnitee (or would be if joined in such Proceeding), on the one hand, and Indemnitee, on the other hand, in connection with the events that resulted in such Losses, as well as any other equitable considerations.  The relative fault of the Company and all officers, directors, or employees of the Company other than Indemnitee who are jointly liable with Indemnitee (or would be if joined in such Proceeding), on the one hand, and Indemnitee, on the other hand, shall be determined by reference to, among other things, the degree to which their actions were motivated by intent to gain personal profit or advantage, the degree to which their liability is primary or secondary, and the degree to which their conduct is active or passive.

(c)                                  To the fullest extent not prohibited by (and not merely to the extent affirmatively permitted by) applicable law, if the indemnification provided for in this Agreement is unavailable to Indemnitee for any reason whatsoever, the Company, in lieu of indemnifying Indemnitee, shall contribute to the Losses incurred by Indemnitee in connection with any claim relating to an indemnifiable event under this Agreement, in such proportion as is deemed fair and reasonable in light of all of the circumstances of such Proceeding in order to reflect (i) the relative benefits received by the Company and Indemnitee as a result of the event(s) and/or transaction(s) giving cause to such Proceeding; and/or (ii) the relative fault of the Company (and its directors, officers, employees, and agents) and Indemnitee in connection with such event(s) and/or transaction(s).  No contribution shall be made under this Section 5(c) on account of Indemnitee’s conduct that is finally determined (under the procedures and subject to the presumptions set forth in this Agreement) to be an act or omission not in good faith or involving intentional misconduct or a knowing violation of the law.

6.                                      Mutual Acknowledgement.  Both the Company and Indemnitee acknowledge that in certain instances, the laws of the United States or applicable public policy may prohibit the Company from indemnifying its directors and officers under this Agreement or otherwise.  Indemnitee understands and acknowledges that the Company has undertaken or may be required in the future to undertake with the Securities and Exchange Commission to submit the question of indemnification to a court in certain circumstances for a determination of the Company’s right under public policy to indemnify Indemnitee.

7.                                      Liability Insurance.  To the extent the Company maintains liability insurance applicable to directors, officers, employees, agents, or fiduciaries, Indemnitee shall be covered by such policies in such a manner as to provide Indemnitee the maximum extent of the coverage available for any director, officer, employee, agent, or fiduciary under such policies.  Notwithstanding the foregoing, the Company shall have no obligation to obtain or maintain such insurance.

8.                                      Exceptions.  Any other provision herein to the contrary notwithstanding, the Company shall not be obligated pursuant to the terms of this Agreement:

(a)                                 Excluded Acts or Omissions.  (i) To indemnify Indemnitee for Indemnitee’s acts, omissions, or transactions from which Indemnitee may not be indemnified under Section 102(b)(7) of the DGCL (or any successor thereto); or (ii) to indemnify Indemnitee for Indemnitee’s intentional acts or transactions in direct violation of the Company’s policies;

(b)                                 Claims Initiated by Indemnitee.  To indemnify or advance Expenses to Indemnitee with respect to Proceedings initiated or brought voluntarily by Indemnitee and not by way of defense, except (i) with respect to Proceedings brought to establish or enforce a right to indemnification under this Agreement or any other agreement or insurance policy or under the Certificate or the Bylaws now or hereafter in effect, (ii) in specific cases, if the Board of Directors has approved the initiation or bringing of such Proceeding, or (iii) as otherwise required under Section 145 of the DGCL, or successor statute, regardless of whether Indemnitee ultimately is determined to be entitled to such indemnification, advance Expense payment, or insurance recovery, as the case may be;

(c)                                  Lack of Good Faith.  To indemnify Indemnitee for any Expenses incurred by Indemnitee with respect to any Proceeding instituted by Indemnitee to enforce or interpret this Agreement, if a court of competent jurisdiction determines that each of the material assertions made by Indemnitee in such Proceeding was not made in good faith or was frivolous;

(d)                                 Insured Claims; No Duplicate Payments.  To indemnify Indemnitee or advance Expenses to the extent that Indemnitee has otherwise already actually received payment of such amounts directly from any third party, including, but not limited to, insurance companies under liability insurance maintained by the Company; or

(e)                                  Claims Under Section 16(b).  To indemnify Indemnitee for Expenses and the payment of profits arising from the purchase and sale by Indemnitee of securities in violation of Section 16(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or any successor statute.

9.                                      Notification and Defense of Claim. Indemnitee agrees to notify the Company within a reasonable time of being served with any summons, citation, subpoena, complaint, indictment, information, or other document relating to any Proceeding or matter which may be subject to indemnification or advancement of Expenses hereunder.  Any failure by Indemnitee to so notify the Company will not relieve the Company of its advancement or indemnification obligations under this Agreement, unless and only if and to the extent the Company can establish that such omission to notify resulted in actual prejudice to it, and the omission to notify the Company will, in any event, not relieve the Company from any liability which it may have to indemnify Indemnitee otherwise than under this Agreement.  A notice provided under this Section 9 shall not be construed as a request for indemnification pursuant to Section 3 or a request for advancement of Expenses under Section 2 of this Agreement.

Notwithstanding any other provision of this Agreement, with respect to any such Proceeding as to which the Indemnitee gives notice to the Company of the commencement thereof:

(a)                                 The Company will be entitled to participate therein at its own expense.

(b)                                 If Indemnitee is a participant in a Proceeding with any other Company directors or officers to whom the Company owes an indemnification obligation, the Company shall not be required to advance expenses for more than one law firm (and, if necessary, an additional law firm to act as local counsel)  to represent collectively Indemnitee and such other Company directors or officers in respect of the same matter unless Indemnitee concludes, in its sole discretion, that the representation of Indemnitee and such other Company directors or officers gives rise to an actual or potential conflict of interest.

(c)                                  The Company shall not, without the prior written consent of Indemnitee, which may be provided or withheld in Indemnitee’s sole discretion, effect any settlement of any Proceeding against Indemnitee or which could have been brought against Indemnitee or which potentially or actually imposes any Loss or burden on Indemnitee, including, without limitation, the entry of any contribution bar order, other bar order, or other similar order, decree, or stipulation pursuant to 15 U.S.C. § 78u-4 or any other foreign, federal, or state statute, regulation, rule, or law, unless such settlement solely involves the payment of money or performance of any obligation by persons other than Indemnitee and includes an unconditional release of Indemnitee from all Losses on any matters that are the subject of such Proceeding.  The Company shall not be obligated to indemnify Indemnitee against amounts paid in settlement of a Proceeding against Indemnitee if such settlement is effected by Indemnitee without the Company’s prior written consent, which consent shall not be unreasonably withheld, conditioned, or delayed.

10.                               Spousal Indemnification.  The Company will indemnify the Indemnitee’s spouse to whom the Indemnitee is legally married at any time the Indemnitee is covered under the indemnification provided in this Agreement (even if Indemnitee did not remain married to him or her during the entire period of coverage) against any Proceeding for the same period, to the same extent and subject to the same standards, limitations, obligations, and conditions under which the Indemnitee is provided indemnification herein, if the Indemnitee’s spouse (or former spouse) becomes involved in a pending or threatened Proceeding solely by reason of his or her status as Indemnitee’s spouse, including, without limitation, any pending or threatened Proceeding that seeks damages recoverable from marital community property, jointly-owned property, or property purported to have been transferred from the Indemnitee to his or her spouse (or former spouse).  The Indemnitee’s spouse or former spouse also shall be entitled to advancement of Expenses to the same extent that Indemnitee is entitled to advancement of Expenses herein.  The Company may maintain insurance to cover its obligation hereunder with respect to Indemnitee’s spouse (or former spouse) or set aside assets in a trust or escrow fund for that purpose.

11.                               Construction of Certain Phrases.

(a)                                 For purposes of this Agreement, references to the “Company” shall include, in addition to any resulting corporation, any successor corporation, and any new direct or indirect parent company, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, employees, agent, or fiduciary, so that if Indemnitee is or was a director, officer, employee, agent, or fiduciary of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee, agent, or fiduciary of another corporation, partnership, joint venture, trust, or other enterprise, Indemnitee shall stand in the same position under the provisions of this Agreement with respect to the resulting or surviving corporation as Indemnitee would have with respect to such constituent corporation if its separate existence had continued.

(b)                                 For purposes of this Agreement, references to “any subsidiary of the Company” shall include any corporation, partnership, limited liability company, association, or other business entity of which (i) if a corporation, a majority of the total voting power of shares of stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by the Company or one or more of the other subsidiaries of the Company or a combination thereof, or (ii) if a partnership, limited liability company, association, or other business entity, a majority of the ownership interests therein is at the time owned or controlled, directly or indirectly, by the Company or one or more subsidiaries of that person or a combination thereof.

(c)                                  For purposes of this Agreement, references to “other enterprises” shall include employee benefit plans; references to “fines” shall include any excise taxes assessed on Indemnitee with respect to an employee benefit plan; and references to “serving at the request of the Company” shall include any service as a director, officer, employee, agent or fiduciary of the Company which imposes duties on, or involves services by, such director, officer, employee, agent or fiduciary with respect to an employee benefit plan, its participants, or beneficiaries; and if Indemnitee acted in good faith and in a manner Indemnitee reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan, Indemnitee shall be deemed to have acted in a manner “not opposed to the best interests of the Company” as referred to in this Agreement.

(d)                                 For purposes of this Agreement, a “Change of Control” shall be deemed to have occurred if the stockholders of the Company approve a merger or consolidation of the Company with or into any other corporation or entity (other than a merger or consolidation which would result in the Voting Securities (as defined below) of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into Voting Securities of the surviving entity) at least 50% of the total voting power represented by the Voting Securities of the Company or such surviving entity outstanding immediately after such merger or consolidation), or the stockholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of (in one transaction or a series of transactions) all or substantially all of the Company’s assets; provided, however, that following the Company’s registration of the offering of any securities of the Company under the Securities Act of 1933, as amended, and during such period as the Company shall be subject to the reporting requirements of the Exchange Act, a “Change of Control” shall also be deemed to have occurred if: (i) any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act), other than a trustee or other fiduciary holding securities under an employee benefit plan of the Company or a corporation owned directly or indirectly by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company, (A) who is or becomes the beneficial owner, directly or indirectly, of securities of the Company representing 10% or more of the combined voting power of the Company’s then outstanding Voting Securities (as defined below), increases his beneficial ownership of such securities by 5% or more over the percentage so owned by such person, or (B) becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing more than 20% of the total voting power represented by the Company’s then outstanding Voting Securities; or (ii) during any period of two consecutive years, individuals who at the beginning of such period constitute the Board of Directors of the Company and any new director whose election by the Board of Directors or nomination for election by the Company’s stockholders was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority thereof.

(e)                                  For purposes of this Agreement, “Enterprise” shall mean the Company, any subsidiary of the Company, and any other corporation, limited liability company, partnership, limited partnership, limited liability partnership, joint venture, trust, employee benefit plan or other Enterprise of which Indemnitee is or was serving at the request of the Company as a director, officer, employee, trustee, partner, managing member, fiduciary, employee, or agent.

(f)                                   For purposes of this Agreement, “Expenses” shall include, without limitation, all attorneys’ and other advisors’ fees and expenses, retainers, court costs, transcript costs, fees of experts, witness fees, travel expenses, duplicating costs, printing and binding costs, telephone charges, postage, delivery service fees, and all other fees, disbursements, or expenses incurred in connection with prosecuting, defending, preparing to prosecute or defend, investigating, being or preparing to be a witness in, or otherwise participating in, any threatened, pending, or completed Proceeding.

(g)                                  For purposes of this Agreement, “Independent Counsel” shall mean an attorney or firm of attorneys who shall not have performed services for the Company or Indemnitee within the last three (3) years and who shall be selected by Indemnitee and approved by the Company (which approval shall not be unreasonably withheld, conditioned, or delayed).

(h)                                 For purposes of this Agreement, “Proceeding” shall include any actual, threatened, pending, or completed claim, demand, action, suit, arbitration, alternate dispute resolution mechanism, investigation, inquiry, administrative hearing, or any other actual, threatened, pending, or completed proceeding, whether brought by or in the right of the Company, by a third party, or otherwise and whether civil (including, without limitation, intentional or unintentional tort claims), criminal, administrative, or investigative in nature, in which Indemnitee was, is, may be, or will be involved as a party, witness, or otherwise, by reason of Indemnitee’s status as a director or officer of the Company, by reason of any action taken by Indemnitee or of any inaction on Indemnitee’s part while acting as a director or officer of the Company, or by reason of the fact that Indemnitee is or was serving at the request of the Company as a director, officer, general partner, managing member, fiduciary, employee, or agent of any other Enterprise (in each case whether or not he or she is acting or serving in any such capacity or has such status at the time any Losses are incurred for which indemnification or advancement of Expenses can be provided under this Agreement), or any foreign equivalent of the foregoing.

(i)                                     For purposes of this Agreement, “Voting Securities” mean shall mean any securities of the Company that vote generally in the election of directors.

12.                               Notice.  All notices, requests, demands, and other communications under this Agreement shall be in writing and shall be deemed received: (i) if delivered by hand, on the date of such delivery; (ii) if mailed by United States certified or first-class mail, with postage prepaid and addressed to the recipient, on the third (3rd) business day after the date postmarked; and (iii) if sent by overnight Federal Express delivery or any other nationally-recognized overnight delivery service, on the next business day after having been deposited for delivery.  Addresses for notice to either party are as shown on the signature page of this Agreement, or such other address as a party to this Agreement shall have furnished to the other party in writing.  All notices, requests, demands, or other communications under this Agreement addressed to the Company shall be directed to the attention of the Company’s Chief Executive Officer.

13.                               Remedies of Indemnitee.

(a)                                 In the event that (i) a determination is made pursuant to Section 3(b) of this Agreement that Indemnitee is not entitled to indemnification under this Agreement, (ii) advancement of Expenses is not timely made pursuant to Section 3(c) of this Agreement, (iii) no determination of entitlement to indemnification is made pursuant to Section 3(b) of this Agreement within thirty (30) days after receipt by the Company of the request for indemnification, or (iv) payment of indemnification is not made within ten (10) days after a determination has been made that Indemnitee is entitled to indemnification, Indemnitee shall be entitled to an adjudication in an appropriate court of the State of Delaware of Indemnitee’s entitlement to such indemnification and/or advancement of Expenses.  The Company shall not oppose Indemnitee’s right to seek any such adjudication.

(b)                                 In the event that a determination shall have been made pursuant to Section 3(b) of this Agreement that Indemnitee is not entitled to indemnification, any judicial proceeding commenced pursuant to this Section 13 shall be conducted in all respects as a de novo trial on the merits, and Indemnitee shall not be prejudiced by reason of the adverse determination under

Section 3(b).

(c)                                  If a determination shall have been made pursuant to Section 3(b) of this Agreement that Indemnitee is entitled to indemnification, the Company shall be bound by such determination in any judicial proceeding commenced pursuant to this Section 13, absent (i) a misstatement by Indemnitee of a material fact, or an omission of a material fact necessary to make Indemnitee’s misstatement not materially misleading in connection with the application for indemnification, or (ii) a prohibition of such indemnification under applicable law.

(d)                                 In the event that Indemnitee, pursuant to this Section 13, seeks a judicial adjudication of his or her rights under, or to recover damages for breach of, this Agreement, or to recover under any directors’ and officers’ liability insurance policies maintained by the Company, the Company shall pay on his or her behalf, in advance, any and all Expenses actually and reasonably incurred by him or her in such judicial adjudication, regardless of whether Indemnitee ultimately is determined to be entitled to such indemnification, advancement of Expenses, or insurance recovery.

(e)                                  The Company shall be precluded from asserting in any judicial proceeding commenced pursuant to this Section 13 that the procedures and presumptions of this Agreement are not valid, binding, and enforceable and shall stipulate in any such court that the Company is bound by all the provisions of this Agreement.  The Company shall indemnify Indemnitee against any and all Expenses and, if requested by Indemnitee, shall (within twenty (20) days after receipt by the Company of a written request therefor) advance, to the extent not prohibited by law, such Expenses to Indemnitee, which are incurred by Indemnitee in connection with any action brought by Indemnitee for indemnification or advance of Expenses from the Company under this Agreement or under any directors’ and officers’ liability insurance policies maintained by the Company, regardless of whether Indemnitee ultimately is determined to be entitled to such indemnification, advancement of Expenses, or insurance recovery, as the case may be.

(f)                                   In the event that the Indemnitee is subject to or intervenes in any proceeding in which the validity or enforceability of this Agreement is at issue or seeks an adjudication to enforce the Indemnitee’s rights under, or to recover damages for breach of, this Agreement the Indemnitee shall be entitled to advancement of Expenses, including, without limitation, for attorneys’ fees and disbursements reasonably incurred by the Indemnitee, in accordance with the terms set forth in Section 3(d) of this Agreement.

(g)                                  Notwithstanding anything in this Agreement to the contrary, no determination as to entitlement to indemnification under this Agreement shall be required to be made prior to the final disposition of the applicable Proceeding.

14.                               Subrogation.  In the event of payment under this Agreement, the Company shall be subrogated to the extent of such payment to all of the rights of recovery of Indemnitee, who shall execute all documents required and shall do all acts that may be necessary to secure such rights and to enable the Company effectively to bring suit to enforce such rights.

15.                               Effective Date.  The provisions of this Agreement shall cover any and all Proceedings whether now pending or hereafter commenced and shall be retroactive to cover any and all acts or omissions or alleged acts or omissions which heretofore have taken place.  The Company shall be liable under this Agreement, to the extent specified herein, for all acts and omissions of the Indemnitee while serving as a director and/or officer, notwithstanding the termination of the Indemnitee’s service, if such act was performed or omitted to be performed during the term of the Indemnitee’s service to the Company.

16.                               Duration of Agreement; Binding Effect.

(a)                                 This Agreement shall survive and continue even though the Indemnitee may have terminated his or her service as a director, officer, employee, agent, or fiduciary of the Company or as a director, officer, partner, employee, agent, or fiduciary of any other entity or Enterprise, including, but not limited to, another corporation, partnership, limited liability company, employee benefit plan, joint venture, trust, or other enterprise or by reason of any act or omission by the Indemnitee in any such capacity.

(b)                                 This Agreement shall be binding upon the Company and its successors and assigns, including, without limitation, any corporation or other entity which may have acquired all or substantially all of the Company’s assets or business or into which the Company may be consolidated or merged, and shall inure to the benefit of the Indemnitee and his or her spouse, successors, assigns, heirs, devisees, executors, administrators, or other legal representatives.  The Company shall require any successor or assignee (whether direct or indirect, by purchase, merger, consolidation, or otherwise) to all or substantially all of the business and/or assets of the Company, by written agreement in form and substance reasonably satisfactory to the Company and the Indemnitee, expressly to assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform if no such succession or assignment had taken place.  Without limiting the foregoing and notwithstanding anything in this Agreement to the contrary, any corporation that becomes a direct or indirect parent company of the Company through any form of merger, consolidation, recapitalization, or similar transaction shall automatically become a joint and several obligor with the Company of the obligations owed to the Indemnitee under this Agreement without the execution or filing of any paper or any further act on the part of any of the parties hereto.

(c)                                  The Company expressly confirms and agrees that it has entered into this Agreement and assumes the obligations imposed on it hereby in order to induce Indemnitee to serve or continue to serve as an officer and/or director of the Company, and the Company acknowledges that Indemnitee is relying upon this Agreement in serving as an officer and/or director of the Company or another Enterprise.

17.                               Third-Party Beneficiary.  The Independent Counsel and any spouse of an Indemnitee are express third-party beneficiaries of this Agreement, and may specifically enforce the Company’s obligations hereunder as though a party hereunder.

18.                               Choice of Law.  This Agreement shall be governed by and its provisions construed in accordance with the laws of the State of Delaware, as applied to contracts between Delaware residents entered into and to be performed entirely within Delaware, without regard to the conflict of law principles thereof.

19.                               Consent to Exclusive Jurisdiction.  The Company and Indemnitee each hereby irrevocably consent to the exclusive jurisdiction of the courts of the State of Delaware for all purposes in connection with any action or proceeding which arises out of or relates to this Agreement and agree that any action instituted under this Agreement shall be commenced, prosecuted, and continued only in the Court of Chancery of the State of Delaware, which shall be the exclusive and only proper forum for adjudicating such claim.

20.                               Integration and Entire Agreement.  This Agreement sets forth the entire understanding between the parties hereto and supersedes and merges all previous written and oral negotiations, commitments, understandings, and agreements relating to the subject matter hereof between the parties hereto.

21.                               Amendment and Termination.  No amendment, modification, termination, waiver, or cancellation of this Agreement shall be effective unless it is in writing signed by both the parties hereto.  No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provisions hereof (whether or not similar) nor shall such waiver constitute a continuing waiver.

22.                               Successors and Assigns.  This Agreement shall be binding upon the Company and its successors and assigns, and shall inure to the benefit of Indemnitee and Indemnitee’s estate, heirs, legal representatives, and assigns.

23.                               Severability.  Nothing in this Agreement is intended to require or shall be construed as requiring the Company to do or fail to do any act in violation of applicable law.  The Company’s inability, pursuant to court order or applicable law, to perform its obligations under this Agreement shall not constitute a breach of this Agreement.  Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law or public policy, but if any provision of this Agreement shall be held to be prohibited by or invalid under applicable law or public policy, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

24.                               Titles and Subtitles.  The titles of the paragraphs and subparagraphs of this Agreement are for convenience of reference only and are not to be considered in construing this Agreement.

25.                               Counterparts.  This Agreement may be executed in two or more counterparts and by facsimile (including in PDF form), each of which shall constitute an original, but all of which together shall constitute one and the same instrument.

[Signatures Follow on Next Page]

IN WITNESS WHEREOF, the parties hereto have executed this Indemnification Agreement as of the date first above written.

JACK COOPER HOLDINGS CORP.

		By:	/s/ Theo Ciupitu
Signature of Authorized Signatory

Theo Ciupitu, Executive Vice President
Print Name and Title

		Address:	1100 Walnut Street
Suite 2400
Kansas City, MO 64106

AGREED TO AND ACCEPTED BY:

INDEMNITEE:

/s/ Gerry Czarnecki
Signature

Gerry Czarnecki
Print Name

Company
Position(s):	Director

Address:	636 Francersca Lane
Boca Raton, FL 33487